Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 15, 2012

CARE INVESTMENT TRUST INC. ANNOUNCES

FIRST QUARTER 2012 RESULTS

Company Scheduled to Host Conference Call at 10:00 am ET on

Tuesday, May 22, 2012 to Discuss First Quarter Results

2012 First Quarter Highlights

•	Announced FFO and AFFO per share, basic and diluted, for the first quarter of 2012 of $0.12 and $0.07, respectively

•	Declared cash dividend of $0.135 per share

•	Ended first quarter 2012 with cash and cash equivalents of approximately $49.9 million

NEW YORK – May 15, 2012 – Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate, today reported financial results for its first quarter ended March 31, 2012, and announced that it has declared a quarterly cash dividend of $0.135 per share for the quarter.

The Company reported net income of approximately $0.3 million, or $0.03 per basic and diluted share for the three months ended March 31, 2012. Net income was impacted by a non-cash depreciation charge from the Company’s real estate investments of approximately $1.0 million, or $0.10 per basic and diluted share, as well as an unrealized gain on derivative instruments related to a derivative instrument the Company entered into in anticipation of obtaining term financing with respect to its Greenfield properties of approximately $0.4 million, or $0.04 per basic and diluted share.

Funds From Operations (FFO) for the first quarter of 2012 was approximately $1.3 million, or $0.12 per basic and diluted share. Adjusted Funds From Operations (AFFO) amounted to approximately $0.7 million, or $0.07 per basic and diluted share. FFO is computed by adding back to net income (loss) the Company’s share of depreciation and amortization of real estate related to Care’s investment in the Bickford and Greenfield properties. AFFO reflects additional adjustments for other non-cash and related income and expense items including amortization of above-market leases and deferred financing costs, stock-based compensation, straight-lining of lease revenue and the unrealized gain on derivative investments. These adjustments are detailed in the attached Reconciliation of Non-GAAP Financial Measures.

Care Investment Trust Inc.

Portfolio Activity

Wholly-owned and Partially-owned Real Estate

Wholly-owned real estate totaled approximately $121.5 million at March 31, 2012, consisting of investments in 17 assisted living, independent living and memory care facilities acquired in the Bickford and Greenfield transactions, all of which are triple net leased. In addition, Care had real estate investments in partially-owned entities of approximately $2.5 million as of March 31, 2012, maintaining its joint venture interest in one independent / assisted living facility with Senior Management Concepts (“SMC”).

Loan Portfolio

The net investment in Care’s remaining loan was approximately $5.7 million as of March 31, 2012. The weighted average spread on the loan investment, which is floating-rate, was 6.00% over the 30-day London Interbank Offered Rate (“Libor”) and had a weighted average spread of 7.20% as of March 31, 2012. The remaining loan investment is part of a larger credit facility, in which the Company has an approximately one-third interest, and is secured by a total of ten (10) properties consisting of skilled nursing facilities, assisted living facilities and a multifamily property located in Louisiana.

Operating Activities

Care generated total revenue of approximately $4.0 million during the 2012 first quarter which consisted primarily of rental revenue of approximately $3.4 million and interest income from investments in loans of approximately $0.2 million. The Company also recognized approximately $0.4 million of reimbursable income on its Bickford and Greenfield properties during the three months ended March 31, 2012. Reimbursable income includes real estate taxes and certain other escrows that Care collects on behalf of its Bickford and Greenfield properties and which are used to pay such expense as they come due.

The Company incurred approximately $2.6 million in operating expenses during the three months ended March 31, 2012, which included approximately $0.1 million in base services fees payable to its advisor TREIT Management LLC and approximately $1.2 million in marketing, general and administrative expenses. General and administrative expenses include fees for professional services, including audit, legal and investor relations; directors & officers and other insurance; general overhead costs for the Company and employee salaries and benefits as well as fees paid to its directors and rent for its corporate offices. Care also incurred approximately $1.0 million of depreciation and amortization expense relating to its investment in the Bickford and Greenfield properties. For the three months ended March 31, 2012, the Company also recognized $0.4 million in reimbursable property expenses, which include real estate taxes and other escrows that the Company collects and disburses on behalf of its tenants in its owned properties.

Care recognized income from investments in partially-owned entities of approximately $0.1 million for the three months ended March 31, 2012 which consisted of its equity income from our SMC joint venture.

During the three month period ended March 31, 2012, Care recognized an unrealized gain on derivative instruments of approximately $0.4 million. During the quarter ended March 31, 2012, the Company entered into a transaction in which it became party to the short sale of a $15.5 million 2.0% U.S. Treasury Note due November 15, 2021 in anticipation of obtaining a ten-year fixed rate mortgage from Freddie Mac secured by our Greenfield properties, the interest rate on which would be determined by a fixed spread over the 10-year U.S. Treasury Note. On April 24, 2012, the Company closed on the aforementioned term financing with Freddie Mac. Total proceeds were approximately $15.7 million and the loan provides for

Care Investment Trust Inc.

a fixed interest rate of 4.76%, a 30-year amortization schedule and a maturity date of May 1, 2022. Proceeds of the Freddie Mac mortgage were used to satisfy the mortgage bridge loan the Company obtained from KeyBank National Association to acquire the Greenfield properties in September 2011. The Company settled the short position when it rate locked the Freddie Mac loan.

Interest expense totaled approximately $1.6 million for the three months ended March 31, 2012, which related primarily to the mortgage debt incurred to finance the acquisition of the Bickford properties and the bridge loan pertaining to the acquisition of the Greenfield properties. The effective interest rates for the first quarter of 2012 on the Company’s mortgage debt borrowings incurred to finance the acquisition of the Bickford and Greenfield properties were 6.88% and 4.25%, respectively.

Liquidity and Funding

At March 31, 2012, Care had approximately $49.9 million in cash and cash equivalents.

Quarterly Dividend

On May 10, 2012, the Company’s Board of Directors declared a quarterly cash dividend of $0.135 per share for the quarter ended on March 31, 2012 payable on June 7, 2012 to stockholders of record as of May 24, 2012.

Conference Call Details

Care will host a conference call on Tuesday, May 22, 2012, at 10:00 a.m. Eastern Time to discuss the first quarter results. The call may be accessed live by dialing (877) 941-9205 or by visiting the Company’s website at www.carereit.com.

Investors may access a replay by dialing (800) 406-7325, passcode 4539049, which will be available through May 29, 2012. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company that invests in healthcare-related real estate.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such risks are set forth under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Care’s most recent Annual Report on Form 10-K and its quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these

Care Investment Trust Inc.

forward-looking statements, which speak only as to the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from Operations and Adjusted Funds from Operations

Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of Real Estate Investment Trust (“REIT”) performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently.

The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

Adjusted Funds from Operations

Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. The Company calculates AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, and adjusted for non-cash and related income and expense items including depreciation and amortization of the Company’s real estate investments, amortization of above-market leases and deferred financing costs, stock-based compensation, straight-lining of lease revenue and one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be taken when calculating the Company’s AFFO.

Care believes that FFO and AFFO provide additional measures of the Company’s core operating performance by eliminating the impact of certain non-cash and capitalized expenses and facilitating a comparison of its financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of the Company’s own operating results from period to period. The Company uses FFO and AFFO in this way and also uses AFFO as one performance metric in the Company’s executive compensation program as well as a variation of AFFO in calculating the incentive fee payable to its advisor, TREIT (as adjusted pursuant to the services agreement). Additionally, the Company believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected by) its investors.

However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP), as a measure of its liquidity, or an indication of funds available to fund its cash needs, including Care’s ability to make cash distributions. In addition, the Company’s methodology for calculating FFO and/or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, its reported FFO and/or AFFO may not be comparable to the FFO and AFFO reported by other REITs.

Care Investment Trust Inc.

For more information on the Company, please visit the Company’s website at www.carereit.com

-Financial Tables to Follow-

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:

Salvatore V. (Torey) Riso Jr.	Steven M. Sherwyn
President & Chief Executive Officer	Chief Financial Officer & Treasurer
(212) 446-1414	(212) 446-1407
triso@carereit.com	ssherwyn@carereit.com

Care Investment Trust Inc.

Care Investment Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands — except share and per share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets:
Real estate:
Land	$10,620	$10,620
Buildings and improvements	116,222	116,222
Less: accumulated depreciation and amortization	(5,386)	(4,540)

Total real estate, net	121,456	122,302
Investment in loans	5,680	5,766
Investments in partially-owned entities	2,492	2,491
Identified intangible assets — leases in place, net	6,766	6,939
Cash and cash equivalents	49,867	52,306
Other assets	5,939	4,412

Total Assets	$192,200	$194,216

Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$95,659	$96,079
Accounts payable and accrued expenses	1,520	2,170
Accrued expenses payable to related party	92	1,794
Other liabilities	641	593

Total Liabilities	97,912	100,636

Commitments and Contingencies
Stockholders’ Equity

Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized 10,223,427 and 10,171,550 shares issued and outstanding, respectively	11	11
Additional paid-in capital	84,029	83,615
Retained earnings	10,248	9,954

Total Stockholders’ Equity	94,288	93,580

Total Liabilities and Stockholders’ Equity	$192,200	$194,216

Care Investment Trust Inc.

Care Investment Trust Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(dollars in thousands — except share and per share data)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Revenue
Rental income	$3,442	$2,961
Reimbursable income	351	315
Income from investments in loans	182	245

Total Revenue	3,975	3,521

Expenses
Base services fees to related party	112	104
Incentive fee to related party	—	305
Marketing, general and administrative (including stock-based compensation of $69 and $30, respectively)	1,172	828
Reimbursed property expenses	351	308
Depreciation and amortization	982	868

Operating Expenses	2,617	2,413

Other (Income) Expense
(Income) or loss from investments in partially-owned entities, net	(81)	614
Unrealized (gain) or loss on derivative instruments, net	(420)	256
Interest income	(21)	(3)
Interest expense including amortization of deferred financing costs	1,586	1,354

Net income (loss)	$294	$(1,113)

Net income or (loss) per share of common stock
Net income (loss), basic	$0.03	$(0.11)

Net income (loss), diluted	$0.03	$(0.11)

Weighted average common shares outstanding, basic	10,175,438	10,140,422

Weighted average common shares outstanding, diluted	10,186,222	10,140,422

Care Investment Trust Inc.

Care Investment Trust Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands — except share and per share data)

	For the three months ended		For the three months ended
	March 31, 2012		March 31, 2011
	FFO	AFFO	FFO	AFFO
Net income (loss)	$294	$294	$(1,113)	$(1,113)
Add:
Depreciation and amortization from partially-owned entities	—	—	2,601	2,601
Depreciation and amortization on owned properties	968	968	854	854
Stock-based compensation	—	69	—	30
Amortization of above-market leases	—	52	—	—
Amortization of deferred financing costs	—	67	—	—
Other non-cash	—	79	—	—
Straight-line effect of lease revenue	—	(399)	—	(594)

Excess cash distributions from the Company’s equity method investments	—	—	—	1
Unrealized (gain) on derivative instruments	—	(420)	—	—

Change in the obligation to issue OP Units	—	—	—	255

Funds From Operations and Adjusted Funds From Operations	$1,262	$708	$2,342	$2,034

FFO and Adjusted FFO per share basic	$0.12	$0.07	$0.23	$0.20
FFO and Adjusted FFO per share diluted	$0.12	$0.07	$0.23	$0.20
Weighted average shares outstanding — basic(1)(2)	10,175,438	10,175,438	10,140,422	10,140,422
Weighted average shares outstanding — diluted(1)(2)	10,186,222	10,186,222	10,140,422	10,140,422

(1)	The diluted FFO and AFFO per share calculations exclude the dilutive effect of a warrant convertible into 652,500 common shares for the three month periods ended March 31, 2012 and 2011, respectively, because the exercise price was more than the average market price for each of those periods.
(2)	For 2011, does not include original operating partnership units issued to Cambridge that were held in escrow and were reduced and restructured in conjunction with the omnibus agreement entered into by the Company on April 14, 2011.